UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 3, 2012, NCR Corporation, a Maryland corporation (“NCR”) entered into an Asset Purchase Agreement (the “Agreement”) with Redbox Automated Retail, LLC (“Purchaser”) a Delaware limited liability company, pursuant to which NCR agreed to sell certain assets of its Entertainment business (the “Entertainment Business”) to Purchaser (the “Transaction”).
Pursuant to the terms of the Agreement, as amended on June 22, 2012, and upon the terms and conditions thereof, on June 22, 2012, NCR completed the disposition of the assets of its Entertainment Business to Purchaser for cash consideration of $100 million.

Item 9.01    Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of NCR Corporation as of and for the three months ended March 31, 2012 and for the years ended December 31, 2011, 2010 and 2009, which give effect to the disposition of the Entertainment business, are attached as Exhibit 99.1.

(d)    Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description
99.1
Unaudited pro forma condensed consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 and as of and for the three months ending March 31, 2012 that give effect to the disposition of NCR Corporation's Entertainment division.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer
Date: June 25, 2012